Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Richard Pehlke, 312.698.6711
Chief Financial Officer
Grubb & Ellis Realty Advisors, Inc.

Janice McDill, 312.698.6707
janice.mcdill@grubb-ellis.com
Grubb & Ellis Realty Advisors, Inc. Announces
Record Date for Stockholder Vote
CHICAGO (Jan. 15, 2008) — Grubb & Ellis Realty Advisors, Inc. (AMEX: GAV, GAV.WS) announced today that its stockholders of record as of the close of business on January 28, 2008 will be entitled to notice of, and to vote at, a special meeting of stockholders relating to the proposed acquisition by the Company of a portfolio of three commercial properties — Danbury Center in Danbury, Conn., Abrams Centre in Dallas and 6400 Shafer Court in Rosemont, Ill.
     As previously announced by the Company, the Company has entered into a binding agreement to acquire the properties from Grubb & Ellis Company (NYSE: GBE), the Company’s sponsor and affiliate. Grubb & Ellis Company initially acquired the properties for an aggregate purchase price of approximately $122.3 million and has agreed to sell the properties to the Company on a “cost neutral basis” taking into account the costs and expenses paid by Grubb & Ellis Company with respect to the purchase of the properties and imputed interest on cash advanced by Grubb & Ellis Company with respect to the properties.
     The special meeting is expected to take place on or about February 28, 2008. The Company has yet to establish the precise location or time for the special meeting, which information will be provided in the Company’s definitive proxy materials. Stockholders at the close of business on the record date will vote on the proposed acquisition and such other proposals as set forth in the definitive proxy materials which will be mailed to the Company’s stockholders on or about January 29, 2008, and will also be available electronically on the Securities and Exchange Commission’s Web site (www.sec.gov). Stockholders are urged to review such materials carefully once they are made available.
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Grubb & Ellis Company
500 West Monroe Street, Suite 2800     Chicago, IL 60661     312.698.6700

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01/15/08
Grubb & Ellis Realty Advisors, Inc. Announces Record Date for Stockholder Vote
     A list of stockholders entitled to vote at the special meeting will be open to the examination of any stockholder at the Company’s offices for any purpose germane to the special meeting during regular business hours for a period of 10 calendar days preceding the special meeting, as well as at the place of the special meeting on the date of the meeting.
Grubb & Ellis Realty Advisors, Inc.
Grubb & Ellis Realty Advisors, Inc. is a blank check company formed by Grubb & Ellis Company in September 2005 for the purpose of acquiring office and industrial commercial real estate assets in suburban, secondary and tertiary markets. For more information, visit the Company’s Web site at www.grubb-ellisrealtyadvisors.com.
Forward-looking Statement
Statements included in this release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the availability of investment opportunities in real-estate-related assets; (ii) general volatility of the market price of the Company’s securities; (iii) the Company’s ability to find an appropriate investment opportunity within given time constraints; (iv) the availability of qualified personnel; (v) changes in the real estate industry, interest rates, the debt securities markets or the general economy; (vi) changes in governmental regulations, tax rates and similar matters; (vii) changes in generally accepted accounting principles by standard-setting bodies; (viii) the degree and nature of the Company’s competition and (ix) other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 and in the Company’s other filings with the Securities and Exchange Commission (including the preliminary proxy statement on Schedule 14A last filed with the SEC on December 3, 2007).
Important Additional Information Will Be Filed with the SEC
Grubb & Ellis Realty Advisors, Inc. has filed a preliminary proxy statement with the SEC. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders and investors may obtain free copies of the proxy statement (when available) and other documents filed by the Company through the Web site maintained by the SEC at www.sec.gov. In addition, the Company’s stockholders and investors may obtain free copies of the definitive proxy statement (when available), and other documents filed by the Company, from the Company by contacting the Company c/o Chief Financial Officer at 500 W. Monroe St., Suite 2800, Chicago, IL 60661 or calling 312.698.6700.
Before making any voting decisions with respect to the proposed acquisition or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement, the Company’s stockholders are urged to read the definitive proxy statement and other documents filed by the Company when they become available.
The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed acquisition and other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement. Information regarding the names, affiliations and interests of such individuals is set forth in the Company’s preliminary proxy statement which was last filed with the SEC on December 3, 2007, as such information may be supplemented by the Company’s definitive proxy statement when it is filed with the SEC, and in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2007.
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